JNLNY SEPARATE ACCOUNT I
                     SCHEDULE OF CALCULATION OF PERFORMANCE

Yield:

PPM/America/JNL Money Market Portfolio
This example  illustrates  the yield  quotation  for the PPM
America/JNL  Money Market Portfolio for the seven-day period ended March 31, 1999:
Value of hypothetical pre-existing  account with exactly one
     Accumulation Unit at the beginning of the period.........        $10.080582
Value of same account  excluding capital changes) at the end
     of the seven-day period..................................        $10.086083
Net change in account value...................................        $ 0.005501
Base Period Return:
Net  change in account  value  divided by beginning  account
     value....................................................         0.054570%
Annualized Current Yield [0.054570% X (365/7)]................             2.85%
                               365/7
Effective Yield (0.054570% +1)       -1.......................             2.89%

Other Portfolios

The following  example  illustrates  the annualized  current yield calculation for the Salomon  Brothers/JNL  Global Bond
Portfolio for the 30 day base period ended March 31, 1999:
Dividends  and interest  earned by the Salomon  Brothers/JNL
      Global Bond Series during the base period ..............       $233,236.27
Expenses accrued for the base period..........................       $ 41,090.58
                                                              ------------------
                                                                  $292,145.69(A)
                                                              ==================

Product of the maximum public offering price on the last day of the base  period  and the  average  daily  number of
     Shares  outstanding  during the base  period  that were
     entitled to receive dividends
     ($10.73 X 4,945,201.193 Shares) = .......................$ 53,062,008.80(B)
                                                              ==================

Quotient of  dividends  and interest  earned minus  expenses accrued  divided by product of maximum public  offering
     price  multiplied  by  average  Shares  outstanding  (A
     divided by B) =..........................................     0.5505741%(C)

Adding one and raising total to the 6th power (C + 1) = ......    1.033492496(D)

Annualized current yield [2(D - 1) x 100] = ..................             6.70%

Reducing the yield by the  annual  effective  Mortality  and
     Expense Charge and the Administrative Charge (1.40%).....             5.30%



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Total Return:

Standardized

The following  example  illustrates the total return for the
JNL Capital  Growth  Portfolio  of a  hypothetical  Contract invested in the JNL Capital  Growth Series of the JNL Series
Trust from the date the  Portfolio  as first  available  for investment through March 31, 1999:
Hypothetical $1,000 initial investment on December 17, 1998...            $1,000
Ending redeemable  value of the investment on March 31, 1999
     (after  deferred sales charge and contract  maintenance
     charge)..................................................            $1,256
Total return for the period is the  difference  between  the ending  redeemable  value and the  hypothetical  $1,000
     initial investment  divided by the hypothetical  $1,000
     initial investment; the result is expressed in terms of
     a percentage (For example, 2 equals 200%)................            25.60%

Non Standardized
The following example illustrates the total return for the JNL Capital Growth Portfolio of a hypothetical Contract invested in the JNL Capital Growth Series of the JNL Series Trust from the date the Series was first available for investment through March 31, 1999:

Hypothetical $10,000 initial investment on May 15, 1995.......           $10,000
Ending redeemable value of the investment on March 31, 1999...           $26,883

Total return for the  period is the difference  between  the ending  redeemable value and the  hypothetical  $10,000
     initial investment divided by the hypothetical  $10,000
     initial investment; the result is expressed in terms of
     a percentage (For example, 2 equal 200%).................           168.83%